QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 21

OPTION CARE, INC.

LISTING OF SUBSIDIARIES OF THE REGISTRANT

Option Care, Inc. (Delaware corporation)
Option Care, Inc. (California corporation) (Franchising company)
Option Care Capital Services, Inc. (Delaware corporation) (Finance company)
Option Care Enterprises, Inc. (Delaware corporation)
Excel Healthcare, L.L.C. (Virginia Limited Liability Company)
Home Care of Columbia, Inc. (Missouri corporation)
Option Care Enterprises, Inc., f/k/a Young's I.V. Therapy, Inc.
(Pennsylvania corporation) (80% owned)
Rehab Options, Inc. (Missouri corporation)
North County Home I.V., Inc. (California corporation)
Option Care Hospice, Inc. (Missouri corporation)
Option Care Home Health, Inc. (Ohio corporation)
Option Care of Denver, Inc. (Delaware corporation)
OptionMed, Inc. f/k/a OptionRx, Inc. (Delaware corporation)
Medepoint.com, Inc. (Delaware corporation)
Outpatient Medical Network, Inc. (Washington limited liability company) (owned 15% by Option Care Enterprises, Inc.)
Home Health of Option Care, Inc. (Nevada corporation)
Management by Information, Inc. (Delaware corporation)
Optionlink, Inc. f/k/a Cordesys Healthcare Management, Inc. (Delaware corporation)
Option Care of Oklahoma, Inc. (Delaware corporation)
Option Care Home Health of California, Inc. (Delaware corporation)
Option Home Health Care, Inc. (Delaware corporation)
Optioncare.com, Inc f/k/a Option Care Home Health of Los Angeles, Inc. (Delaware corporation)
OptionNet, Inc. (Delaware corporation)
Option Care Home Health Care, L.L.C. (Washington limited liability company)
Option First, L.L.C. (Delaware limited liability company) (owned 50% by Option Care, Inc.)

Entities listed above are all wholly owned subsidiaries, except as indicated.

QuickLinks

  EXHIBIT 21
OPTION CARE, INC. LISTING OF SUBSIDIARIES OF THE REGISTRANT